TRANSITION SERVICES agreement

                                 by and between

                               TMP WORLDWIDE inc.

                                       and

                           Hudson Highland Group, Inc.





                           Dated as of March 31, 2003

                                Table of Contents

                                                                            Page

                                    ARTICLE 1
                                   DEFINITIONS

1.01   Definitions............................................................1

                                  ARTICLE 2
                        PURCHASE AND SALE OF SERVICES

2.01   Purchase and Sale of Services..........................................2
2.02   Additional Services....................................................3

                                  ARTICLE 3
                        SERVICE COSTS; OTHER CHARGES

3.01   Service Costs Generally................................................3
3.02   Agreed Billing.........................................................4
3.03   Pass-Through Billing...................................................4
3.04   Invoicing and Settlement of Costs......................................4

                                  ARTICLE 4
                                THE SERVICES

4.01   General Standard of Service............................................5
4.02   Limitation of Liability................................................5
4.03   Indemnification of TMP by HHGI.........................................6
4.04   Indemnification of HHGI by TMP.........................................7
4.05   Notice of Certain Matters..............................................7

                                  ARTICLE 5
                            TERM AND TERMINATION

5.01   Term...................................................................8
5.02   Termination............................................................8
5.03   Effect of Termination..................................................8

                                  ARTICLE 6
                                MISCELLANEOUS

6.01   Confidential Information...............................................9
6.02   Prior Agreements.......................................................9
6.03   Future Litigation and Other Proceedings................................9
6.04   No Agency.............................................................10
6.05   Subcontractors........................................................10
6.06   Force Majeure.........................................................10
6.07   Information...........................................................10
6.08   Notices...............................................................11
6.09   Severability..........................................................11
6.10   Amendments; No Waivers................................................12
6.11   Successors and Assigns................................................12
6.12   Governing Law.........................................................12
6.13   Counterparts; Effectiveness...........................................12

                                Table of Contents
                                   (continued)
                                                                            Page

6.14   Entire Agreement......................................................12
6.15   Jurisdiction..........................................................12
6.16   Captions..............................................................13

                          TRANSITION SERVICES AGREEMENT

     This Transition Services Agreement (this "Agreement") is entered into as of March 31, 2003 by and between TMP Worldwide Inc., a Delaware corporation ("TMP"), and Hudson Highland Group, Inc., a Delaware corporation ("HHGI").

                              W I T N E S S E T H:

     WHEREAS, TMP owned 100% of the outstanding common stock of HHGI prior to the consummation of the Distribution (as defined below);

     WHEREAS, TMP will no longer own any of the outstanding common stock of HHGI after the consummation of the Distribution; and

     WHEREAS, TMP has heretofore directly or indirectly provided certain administrative, legal, tax and other services to the HHGI Entities (as defined below) and HHGI has heretofore directly or indirectly provided certain administrative and other services to the TMP Entities (as defined below).

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TMP and HHGI, for themselves, their successors and assigns, hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

     1.01 Definitions. The following terms, as used herein, have the following meanings:

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Common Stock" means the common stock, par value $.001 per share, of HHGI.

     "Confidential Information" has the meaning assigned thereto in the Distribution Agreement.

     "Distribution" has the meaning assigned thereto in the Distribution Agreement.

     "Distribution Agreement" means the Distribution Agreement, dated as of the date hereof, between TMP and HHGI.

     "Distribution Date" has the meaning assigned thereto in the Distribution Agreement.

     "HHGI Entities" means HHGI and its Subsidiaries, and "HHGI Entity" shall mean any of the HHGI Entities.

     "HHGI Services" means the various services described in the Schedules to be provided by HHGI Entities to TMP Entities or to be procured by HHGI Entities on behalf of TMP Entities.

     "Person" means any individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or instrumentality thereof.

     "Schedules" means the Schedules attached hereto.

     "Service" means any HHGI Service or TMP Service, as the context may require, and "Services" means the HHGI Services or the TMP Services, as the context may require.

     "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TMP Entities" means TMP and its Subsidiaries, and "TMP Entity" shall mean any of the TMP Entities.

     "TMP Services" means the various services described in the Schedules to be provided by TMP Entities to HHGI Entities or to be procured by TMP Entities on behalf of HHGI Entities.

                                    ARTICLE 2
                          PURCHASE AND SALE OF SERVICES

     2.01 Purchase and Sale of Services.

          (a) On the terms and subject to the conditions of this Agreement and in consideration of the Service Costs described below:

               (i) TMP agrees to provide to HHGI, or procure the provision to HHGI of, and HHGI agrees to purchase from TMP, the TMP Services; and

               (ii) HHGI agrees to provide to TMP, or procure the provision to TMP of, and TMP agrees to purchase from HHGI, the HHGI Services.

          (b) Unless otherwise specifically agreed by TMP and HHGI, the TMP Services to be provided or procured by TMP hereunder shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, HHGI prior to the Distribution Date, and the HHGI Services to be provided or procured by HHGI hereunder shall be substantially similar in scope, quality, and nature to those customarily provided to, or procured on behalf of, TMP prior to the Distribution Date.

          (c) It is understood that:

               (i) TMP Services to be provided to HHGI under this Agreement shall, at HHGI's request, be provided to Subsidiaries of HHGI, and TMP may satisfy its obligation to provide or procure TMP Services hereunder by causing one or more of its Subsidiaries to provide or procure such TMP Services;

               (ii) HHGI Services to be provided to TMP under this Agreement shall, at TMP's request, be provided to Subsidiaries of TMP, and HHGI may satisfy its obligation to provide or procure HHGI Services hereunder by causing one or more of its Subsidiaries to provide or procure such HHGI Services;

               (iii) with respect to TMP Services provided to, or procured on behalf of, any Subsidiary of HHGI, HHGI agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such TMP Services pursuant to this Agreement; and

               (iv) with respect to HHGI Services provided to, or procured on behalf of, any Subsidiary of TMP, TMP agrees to pay on behalf of such Subsidiary all amounts payable by or in respect of such HHGI Services pursuant to this Agreement.

     2.02 Additional Services. To the extent that TMP and HHGI may mutually agree:

          (a) in addition to the TMP Services to be provided or procured by TMP in accordance with Section 2.01, if requested by HHGI, TMP shall provide additional services (including services not provided by TMP to the HHGI Entities prior to the Distribution Date) to HHGI; and

          (b) in addition to the HHGI Services to be provided or procured by HHGI in accordance with Section 2.01, if requested by TMP, HHGI shall provide additional services (including services not provided by HHGI to the TMP Entities prior to the Distribution Date) to TMP.

          The scope of any such additional services, as well as the term, costs, and other terms and conditions applicable to such services, shall be as mutually agreed by TMP and HHGI, and shall be reflected in an additional Schedule to this Agreement (in substantially the form attached hereto) executed by TMP and HHGI.

                                    ARTICLE 3
                          SERVICE COSTS; OTHER CHARGES

     3.01 Service Costs Generally. The Schedules hereto indicate, with respect to the respective Services listed therein, whether the costs to be charged to HHGI or TMP for such Services are to be determined by (i) the agreed billing method described in Section 3.02 ("Agreed Billing") or (ii) the pass-through billing method described in Section 3.03 ("Pass-Through Billing"). The Agreed Billing and Pass-Through Billing methods applicable to Services provided to HHGI or TMP are collectively referred to herein as the "Service Costs." HHGI agrees to pay to TMP in the manner set forth in Section 3.04 the Service Costs applicable to each of the TMP Services provided or procured by TMP, and TMP agrees to pay to HHGI in the manner set forth in Section 3.04 the Service Costs applicable to each of the HHGI Services provided or procured by HHGI.

     3.02 Agreed Billing. The costs of Services as to which the Agreed Billing method applies shall be equal to (i) the costs described in the Schedules hereto (it being understood that from and after the Distribution Date, such costs with respect to TMP Services may be increased by TMP in the exercise of its reasonable judgment, and such costs with respect to HHGI Services may be increased by HHGI in the exercise of its reasonable judgment), plus (ii) any applicable federal, state and local sales, use or similar taxes. Notwithstanding the foregoing, any third-party expenses as well as out-of-pocket expenses incurred by TMP in connection with the provision of any TMP Services as to which the Agreed Billing method applies shall be passed through to HHGI, or incurred by HHGI in connection with the provision of any HHGI Services as to which the Agreed Billing method applies shall be passed through to TMP.

     3.03 Pass-Through Billing. The costs of Services as to which the Pass-Through Billing method applies shall be equal to the aggregate amount of third-party, out-of-pocket costs and expenses incurred by any TMP Entity on behalf of any HHGI Entity or by any HHGI Entity on behalf of any TMP Entity (which costs shall include, but not be limited to, the costs incurred in connection with obtaining the consent of any party to a contract or agreement to which, in the case of TMP Services, any TMP Entity is a party, or in the case of HHGI Services, any HHGI Entity is a party, where such consent is related to and reasonably required for the provision of any Service). If a TMP Entity incurs any such costs or expenses on behalf of any HHGI Entity as well as businesses operated by TMP, or if a HHGI Entity incurs any such costs or expenses on behalf of any TMP Entity as well as businesses operated by HHGI, TMP (in the case of such costs or expenses incurred by a TMP Entity) or HHGI (in the case of such costs or expenses incurred by a HHGI Entity) shall allocate any such costs or expenses in good faith between the various businesses on behalf of which such costs or expenses were incurred as such party hereto shall determine in the exercise of its reasonable judgment. Such party hereto shall apply usual and accepted accounting conventions in making such allocations, and such party hereto or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Such party hereto shall make copies of such books and records available to the other party hereto upon request and with reasonable notice.

     3.04 Invoicing and Settlement of Costs. (a) Except as otherwise provided in the Schedules with respect to any Service, TMP shall invoice the Chief Financial Officer of HHGI on a monthly basis (not later than the tenth day of each month) for the Service Costs for TMP Services, and HHGI shall invoice the Chief Financial Officer of TMP on a monthly basis (not later than the tenth day of each month) for the Service Costs for HHGI Services. In connection with the invoicing described in this Section 3.04(a), TMP shall provide to HHGI such billing data and level of detail as may be reasonably requested by HHGI, and HHGI shall provide to TMP such billing data and level of detail as may be reasonably requested by TMP.

          (a) Each party hereto agrees to pay on or before 30 days after the date on which the other party hereto invoices it for Service Costs (or the next Business Day, if such day is not a Business Day) (each, a "Payment Date"), by wire transfer of immediately available funds payable to the order of the invoicing party, all amounts invoiced by such invoicing party pursuant to Section 3.04(a) during the preceding calendar month. If the party receiving the invoice fails to pay any monthly payment within 30 days of the relevant Payment Date, such party shall be obligated to pay, in addition to the amount due on such Payment Date, interest on such amount at the prime rate as reported in The Wall Street Journal on the Payment Date (or the next Business Day on which The Wall Street Journal is published, if such day is not a Business Day on which The Wall Street Journal is published) compounded monthly from the relevant Payment Date through the date of payment. If more than one prime rate is reported, the invoicing party may choose the highest rate. If The Wall Street Journal ceases publication or to publish the prime rate, the invoicing party may use the prime rate published in any other newspaper of general circulation, or the invoicing party may substitute a similar reference rate in its sole discretion.

                                    ARTICLE 4
                                  THE SERVICES

     4.01 General Standard of Service. Except as otherwise agreed by TMP and HHGI or described in this Agreement, and provided that neither TMP nor HHGI is restricted by contract with third parties or by applicable law, TMP and HHGI each agree that the nature, quality, and standard of care applicable to the delivery of the respective Services to be delivered by each of them hereunder shall be substantially the same as that of the Services which TMP and HHGI provide from time to time throughout their respective businesses. Subject to TMP's and HHGI's express obligations under this Agreement, the management of and control over the provision of the TMP Services shall reside solely with TMP, and the management and control over the provision of the HHGI Services shall reside solely with HHGI. Without limiting the generality of the foregoing, (i) all labor matters relating to employees of TMP and its Subsidiaries (including, without limitation, employees involved in the provision of TMP Services to HHGI) shall be within the exclusive control of TMP, and no HHGI Entity shall take any action affecting such matters, and (ii) all labor matters relating to employees of HHGI and its Subsidiaries (including, without limitation, employees involved in the provision of HHGI Services to TMP) shall be within the exclusive control of HHGI, and no TMP Entity shall take any action affecting such matters.

     4.02 Limitation of Liability.

          (a)  (i)   HHGI agrees that none of the TMP Entities and their
     respective directors, officers, agents, and employees (each, a "TMP Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any HHGI Entity or any other Person for or in connection with the TMP Services rendered or to be rendered by any TMP Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any TMP Indemnified Person's actions or inactions in connection with any such TMP Services or transactions, except for damages which have resulted from such TMP Indemnified Person's gross negligence or willful misconduct in connection with any such TMP Services, actions or inactions.

               (ii) TMP agrees that none of the HHGI Entities and their respective directors, officers, agents, and employees (each, a "HHGI Indemnified Person") shall have any liability, whether direct or indirect, in contract or tort or otherwise, to any TMP Entity or any other Person for or in connection with the HHGI Services rendered or to be rendered by any HHGI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any HHGI Indemnified Person's actions or inactions in connection with any such HHGI Services or transactions, except for damages which have resulted from such HHGI Indemnified Person's gross negligence or willful misconduct in connection with any such HHGI Services, actions or inactions.

          (b) Notwithstanding the provisions of Section 4.02(a), none of the TMP Entities shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the TMP Services or the performance of or failure to perform TMP's obligations under this Agreement, and none of the HHGI Entities shall be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) in any way due to, resulting from or arising in connection with any of the HHGI Services or the performance of or failure to perform HHGI's obligations under this Agreement. This disclaimer applies without limitation (i) to claims arising from the provision of the TMP Services (in the case of a claim against TMP) or the HHGI Services (in the case of a claim against HHGI) or any failure or delay in connection therewith; (ii) to claims for lost profits; (iii) regardless of the form of action, whether in contract, tort (including negligence), strict liability, or otherwise; and (iv) regardless of whether such damages are foreseeable or whether TMP (in the case of a claim against TMP) or HHGI (in the case of a claim against HHGI) has been advised of the possibility of such damages.

          (c) In addition to the foregoing, HHGI agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages and those of the other HHGI Entities, whether direct or indirect, due to, resulting from or arising in connection with any failure by TMP to comply fully with its obligations under this Agreement, and TMP agrees that it shall, in all circumstances, use commercially reasonable efforts to mitigate and otherwise minimize its damages and those of the other TMP Entities, whether direct or indirect, due to, resulting from or arising in connection with any failure by HHGI to comply fully with its obligations under this Agreement.

          (d)  Notwithstanding the foregoing provisions of this Section 4.02,
     (i) in the event of a substantial and continuing failure on the part of TMP to provide or procure any material TMP Services, where such failure is reasonably expected to have a material adverse effect on HHGI and its Subsidiaries, considered as a whole, HHGI shall be entitled to seek specific performance to cause TMP to provide or procure such TMP Services, and (ii) in the event of a substantial and continuing failure on the part of HHGI to provide or procure any material HHGI Services, where such failure is reasonably expected to have a material adverse effect on TMP and its Subsidiaries, considered as a whole, TMP shall be entitled to seek specific performance to cause HHGI to provide or procure such HHGI Services.

     4.03 Indemnification of TMP by HHGI. HHGI agrees to indemnify and hold harmless each TMP Indemnified Person from and against any damages, and to reimburse each TMP Indemnified Person for all reasonable expenses as they are incurred (i) in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any TMP Indemnified Person is a party (collectively, "TMP Actions"), arising out of or in connection with TMP Services rendered or to be rendered by any TMP Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any TMP Indemnified Person's actions or inactions in connection with any such TMP Services or transactions; provided that HHGI shall not be responsible for any damages of any TMP Indemnified Person that have resulted from such TMP Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or Services referred to above (it being understood and agreed that the provision by any TMP Entity of any of the TMP Services contemplated by the Schedules hereof without obtaining the consent of any party to any contract or agreement to which any TMP Entity is a party as of the date hereof shall not constitute gross negligence or willful misconduct by any TMP Entity; provided that the relevant TMP Entity has used commercially reasonable efforts to obtain the relevant consent), and (ii) in investigating, preparing, or defending any HHGI Action (as defined below), arising out of the gross negligence or willful misconduct of any HHGI Indemnified Person in connection with the HHGI Services rendered or to be rendered pursuant to this Agreement.

     4.04 Indemnification of HHGI by TMP. TMP agrees to indemnify and hold harmless each HHGI Indemnified Person from and against any damages, and to reimburse each HHGI Indemnified Person for all reasonable expenses as they are incurred (i) in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any HHGI Indemnified Person is a party (collectively, "HHGI Actions"), arising out of or in connection with HHGI Services rendered or to be rendered by any HHGI Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any HHGI Indemnified Person's actions or inactions in connection with any such HHGI Services or transactions; provided that TMP shall not be responsible for any damages of any HHGI Indemnified Person that have resulted from such HHGI Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions, or HHGI Services referred to above (it being understood and agreed that the provision by any HHGI Entity of any of the HHGI Services contemplated by Schedules hereof without obtaining the consent of any party to any contract or agreement to which any HHGI Entity is a party as of the date hereof shall not constitute gross negligence or willful misconduct by any HHGI Entity; provided that the relevant HHGI Entity has used commercially reasonable efforts to obtain the relevant consent), and (ii) in investigating, preparing, or defending any TMP Action, arising out of the gross negligence or willful misconduct of any TMP Indemnified Person in connection with the TMP Services rendered or to be rendered pursuant to this Agreement.

     4.05 Notice of Certain Matters. If either party hereto at any time believes that the other party hereto is not in full compliance with its obligations under
Section 4.01 of this Agreement, it shall so notify the other party in writing promptly (but not later than 30 days) after becoming aware of such possible non-compliance by the other party. Such notice (a "Non-Compliance Notice") shall set forth in reasonable detail the basis for the notifying party's belief as well as the notifying party's view as to the steps to be taken by the notified party to address the possible non-compliance. For the 30 days after receipt of such a notice, appropriate representatives of each party shall work in good faith to develop a plan to resolve the matters referred to in the Non-Compliance Notice. In the event such matters are not resolved through such discussions, the notifying party may elect to terminate the notified party's obligation to provide or procure, and its obligation to purchase, the Service or Services referred to in its Non-Compliance Notice in accordance with Section 5.02. In the event such matters are resolved through such discussions and the notifying party does not elect to terminate such Service or Services within 60 days of the end of the 30-day period referred to in the third sentence of this Section 4.05, the notifying party shall not be entitled to deliver another Non-Compliance Notice or pursue other remedies with respect to same or any substantially similar matter so long as the notified party complies in all material respects with the terms of such resolution. In no event shall any termination of this Agreement pursuant to this Section 4.05 limit or affect either party's right to seek remedies in accordance with Section 6.15 in respect of any breach by the other party of any of its obligations under this Agreement prior to such termination.

                                    ARTICLE 5
                              TERM AND TERMINATION

     5.01 Term. Except as otherwise provided in this Article 5, in Section 6.06, in the Schedules hereto or as otherwise agreed in writing by the parties, (a) this Agreement shall have a term of one year from the Distribution Date, (b) TMP's obligation to provide or procure, and HHGI's obligation to purchase, any TMP Service shall cease as of the applicable date set forth in the applicable Schedule or such earlier date determined in accordance with Section 5.02 and (c) HHGI's obligation to provide or procure, and TMP's obligation to purchase, any HHGI Service shall cease as of the applicable date set forth in the applicable Schedule or such earlier date determined in accordance with Section 5.02.

     5.02 Termination. (a) Except as otherwise provided in any Schedule hereto,
(i) HHGI may from time to time terminate this Agreement with respect to one or more of the TMP Services, in whole or in part, upon giving at least 30 days' prior notice to TMP, (ii) TMP may from time to time terminate this Agreement with respect to one or more of the HHGI Services, in whole or in part, upon giving at least 30 days' prior notice to HHGI and (iii) either party hereto may terminate this Agreement at any time upon 30 days' written notice.

          (a) TMP may terminate any TMP Service or any HHGI Service at any time if HHGI shall have failed to perform any of its material obligations under this Agreement relating to any such Service, TMP has notified HHGI in writing of such failure and such failure shall have continued for a period of 30 days after receipt of HHGI of written notice of such failure.

          (b) HHGI may terminate any HHGI Service or any TMP Service at any time if TMP shall have failed to perform any of its material obligations under this Agreement relating to any such Service, HHGI has notified TMP in writing of such failure and such failure shall have continued for a period of 30 days after receipt of TMP of written notice of such failure.

     5.03 Effect of Termination. (a) Other than as required by law, upon termination of any Service pursuant to Section 5.02, or upon termination of this Agreement in accordance with its terms, the party obligated to render such Service hereunder prior to such termination shall have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the party entitled to receive such Service hereunder prior to such termination shall have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided that notwithstanding such termination, (i) each party hereto that received Services from the other party hereto shall remain liable to the other party hereto for fees owed and payable in respect of such Services provided prior to the effective date of the termination and (ii) the provisions of Articles 4, 5 and 6 shall survive any such termination indefinitely.

          (b) Following termination of this Agreement with respect to any TMP Service, TMP and HHGI agree to cooperate in providing for an orderly transition of such TMP Service to HHGI or to a successor service provider. Following termination of this Agreement with respect to any HHGI Service, TMP and HHGI agree to cooperate in providing for an orderly transition of such HHGI Service to TMP or to a successor service provider.

                                    ARTICLE 6
                                  MISCELLANEOUS

     6.01 Confidential Information. HHGI and TMP hereby covenant and agree to hold in trust and maintain confidential all Confidential Information relating to the other party or any of such other party's Subsidiaries as provided in Section
6.06 of the Distribution Agreement.

     6.02 Prior Agreements. In the event there is any inconsistency between the provisions of this Agreement, on the one hand, and provisions of prior services agreements (other than commercial agreements entered into between any TMP Entity and any HHGI Entity as of the Distribution Date), if any, between any TMP Entity and any HHGI Entity (the "Prior Agreements"), on the other hand, the provisions of this Agreement shall govern and such provisions in the Prior Agreements are deemed to be amended so as to conform with this Agreement.

     6.03 Future Litigation and Other Proceedings. In the event that HHGI (or any of its Subsidiaries or any of its or their officers or directors) or TMP (or any of its Subsidiaries or any of its or their officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), the party (and its Subsidiaries and its and their officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other party's reasonable expense, with any reasonable requests by the other party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of employees as witnesses). In the event that HHGI (or any of its Subsidiaries or any of its or their officers or directors) and TMP (or any of its Subsidiaries or any of its or their officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), each party (and its officers and directors) shall, at their own expense, coordinate their strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to their respective interests and shall comply, at the reasonable expense of the requesting party, with any reasonable requests of the other party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

     6.04 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

     6.05 Subcontractors. Either party hereto may hire or engage one or more subcontractors to perform all or any of its obligations under this Agreement; provided that, subject to Section 4.02, TMP shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the TMP Services and HHGI shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the HHGI Services.

     6.06 Force Majeure. (a) For purposes of this Section, "Force Majeure" means an event beyond the control of either party, which by its nature could not have been foreseen by such party, or, if it could have been foreseen, was unavoidable, and includes without limitation, acts of God, storms, floods, riots, fires, sabotage, civil commotion or civil unrest, interference by civil or military authorities, acts of war (declared or undeclared) and failure of energy sources.

          (a) Without limiting the generality of Section 4.02(a), neither party shall be under any liability for failure to fulfill any obligation under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered, or delayed as a consequence of circumstances of Force Majeure; provided that such party shall have exercised all due diligence to minimize to the greatest extent possible the effect of Force Majeure on its obligations hereunder.

          (b) Promptly on becoming aware of Force Majeure causing a delay in performance or preventing performance of any obligations imposed by this Agreement (and termination of such delay), the party affected shall give written notice to the other party giving details of the same, including particulars of the actual and, if applicable, estimated continuing effects of such Force Majeure on the obligations of the party whose performance is prevented or delayed. If such notice shall have been duly given, and actual delay resulting from such Force Majeure shall be deemed not to be a breach of this Agreement, and the period for performance of the obligation to which it relates shall be extended accordingly; provided that if Force Majeure results in the performance of a party being delayed by more than 60 days, the other party shall have the right to terminate this Agreement with respect to any Service affected by such delay forthwith by written notice.

     6.07 Information. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

     6.08 Notices. All notices and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed given when received addressed as follows:

                     If to TMP, to:

                     TMP Worldwide Inc.
                     622 Third Avenue, 39th Floor
                     New York, New York  10017
                     Facsimile:  (917) 256-8026
                     Attention:  Andrew J. McKelvey

                     With a copy to:

                     TMP Worldwide Inc.
                     622 Third Avenue, 39th Floor
                     New York, New York  10017
                     Facsimile:  (917) 256-8526
                     Attention:  Myron Olesnyckyj

                     Fulbright & Jaworski L.L.P.
                     666 Fifth Avenue
                     New York, New York  10103
                     Facsimile: (212) 318-3400
                     Attention: Gregg J. Berman, Esq.

                     If to HHGI, to:

                     Hudson Highland Group, Inc.
                     622 Third Avenue, 38th Floor
                     New York, New York  10017
                     Facsimile:  (917) 256-8403
                     Attention:  Jon F. Chait

                     With a copy to:

                     Hudson Highland Group, Inc.
                     225 West Wacker Drive, Suite 2100
                     Chicago, Illinois  60606
                     Facsimile:  (312) 782-1743
                     Attention:  Latham Williams

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

     6.09 Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid.

Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

     6.10 Amendments; No Waivers.

          (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TMP and HHGI, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     6.11 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

     6.12 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of laws rules thereof.

     6.13 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     6.14 Entire Agreement. This Agreement (including the Schedules constituting a part of this Agreement) constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     6.15 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought only in the United States District Court for the Southern District of New York or any other New York State court sitting in New York County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.08 shall be deemed effective service of process on such party.

     6.16 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Transition Services Agreement to be duly executed by their respective authorized officers as of the date first above written.

                                           TMP WORLDWIDE INC.


                                           By:    /s/ Andrew J. McKelvey
                                                  ----------------------------
                                           Name:  Andrew J. McKelvey
                                           Title: Chairman and CEO



                                           HUDSON HIGHLAND GROUP, INC.


                                           By:    /s/ Jon F. Chait
                                                  ----------------------------
                                           Name:  Jon F. Chait
                                           Title: Chairman, President and CEO

                             Schedules for Services
                      Effective as of the Distribution Date


Schedule #       Service Provider                    Functional Area
----------       ----------------                    ---------------
    1                TMP/HHGI                         Tax services
    2                  TMP                           Legal services
    3                TMP/HHGI                    Information technology
    4                  TMP                              Insurance
    5                  HHGI               Accounting, payroll & administrative
    6                  HHGI                            Facilities
    7                  HHGI                      Information technology
    8                  TMP                     Insurance, human resources,
                                               workplace health and safety
    9                  TMP              Secretarial, property and administrative
    10                 TMP                             Facilities
    11                 TMP                         Accounting services
    12                 TMP                             Facilities
    13                 TMP                             Facilities
    14                 TMP                       Information technology
    15                 TMP                         Accounting services
    16                 TMP                           Legal services
    17                 HHGI                             Insurance
    18                 HHGI                          Human resources
    19                 TMP                           Legal services



The Schedules to this Agreement have been omitted. The Schedules to this Agreement will be furnished to the Securities and Exchange Commission supplementally upon request.

                          TRANSITION SERVICES SCHEDULE

--------------------------------------------------------------------------------
Schedule #:

Service provider:   |_| TMP Worldwide                      |_|  Hudson Highland

Functional area:    |_| Insurance    |_| Tax Services      |_| Legal Services
                    |_| Facilities   |_| Human Resources   |_| Information
                    |_| Other (describe):                       Technology




Start/end date:




Summary of Services to be provided (describe in appropriate detail):











--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Estimated total Service Costs to service provider:

Describe Service Cost methodology and factors affecting total Service Costs:



Describe how Service Costs will be adjusted in the event of an increase/decrease in Services provided:


Additional information:





--------------------------------------------------------------------------------


     IN WITNESS WHEREOF, the parties have executed and delivered the foregoing Transition Services Schedule, which is hereby deemed incorporated into and made part of that certain Transition Services Agreement between TMP Worldwide Inc. and Hudson Highland Group, Inc.

Date:

                                           TMP WORLDWIDE INC.


                                           By:
                                           Name:
                                           Title:



                                           HUDSON HIGHLAND GROUP, INC.


                                           By:
                                           Name:
                                           Title:



                                      S-2